July 24, 2012

EAGLE ROCK ANNOUNCES SECOND QUARTER 2012 CASH DISTRIBUTION, UPDATED DISTRIBUTION GUIDANCE AND EARNINGS RELEASE DATE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (“Eagle Rock” or the “Partnership”) today declared a cash distribution for the quarter ended June 30, 2012 of $0.22 per common unit, equivalent to $0.88 per unit on an annualized basis. This distribution is equal to the distribution paid for the first quarter 2012 and represents a 17% increase from the distribution paid for the second quarter of 2011. The distribution will be paid on Tuesday, August 14, 2012 to unitholders of record as of the close of business on Tuesday, August 7, 2012.

Management had previously announced its intention to recommend to the board of directors an annualized distribution of $1.00 per unit by the fourth quarter of 2012, conditioned upon the general business climate, commodity prices and other factors. Given the substantial downturn in natural gas liquids prices year-to-date, management now intends to maintain, or recommend smaller increases in, the quarterly distribution through the fourth quarter of 2012.

Second Quarter Earnings Release Date and Conference Call Information

The Partnership also announced today it will report second quarter financial and operating results after market close on Wednesday, August 1, 2012. The second quarter 2012 earnings conference call will be held at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Thursday, August 2, 2012.

Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com. To participate by telephone, the call in number is 888-206-4074, confirmation code 32953687. Participants are advised to dial into the call at least 15 minutes prior to the call to register. Participants may pre-register for the call by using the following link: https://www.yourconferencecenter.com/confcenter/PinCode/Pin_Code.aspx?100374&o=UnXJWBYSzRsuZt. Interested parties can also view important information about the Partnership's conference call by following this link. Pre-registering is not mandatory but is recommended as it will provide you immediate entry to the call and will facilitate the timely start of the call. Pre-registration only takes a few moments and you may pre-register at any time, including up to and after the start of the call. An audio replay of the conference call will also be available for thirty days by dialing 888-843-7419, confirmation code 5173742. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About the Partnership

The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:
Eagle Rock Energy Partners, L.P.

Jeff Wood, 281-408-1203

Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations

This news release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the Partnership's ability to retain key customers; the Partnership's ability to continue to obtain new sources of crude oil and natural gas supply; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date.  For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2011, as well as any other public filings and press releases.
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